BLESSINGS CORPORATION
                 1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


1.       Purpose of the Plan.

         The purpose of the 1995 Non-Employee Directors Stock Option Plan of Blessings Corporation is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and to encourage the highest level of Directors' performance by providing Directors with a proprietary interest in the Company's financial success and growth.

2.       Definitions.

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Committee" means the Compensation and Stock Option Committee of the Board as shall be appointed by the Board from time to time. The Committee shall consist of two or more members of the Board none of whom shall be employees of the Company.

         (c) "Common Stock" means the $.71 par value Common Stock of the Company.

         (d)      "Company" means Blessings Corporation, a Delaware corporation.

         (e) "Disability" of a Participant means that the Participant is disabled due to a physical or mental condition so as to be prevented from engaging in further services as a Director of the Company.

         (f) "Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries.

         (g)      "Employee"  means   any  employee  of the  Company,  or of any
of its  present  or future subsidiary corporations.

         (h) "Fair Market Value" means the closing price of a share of Common Stock on the American Stock Exchange (or such other exchange upon which the Common Stock is then primarily traded) Composite Tape on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing date of such shares on the Composite Tape on the next preceding date on which there were such sales.

         (i)      "Participant" means each Director.

         (j)   "Option"   means  a  stock  option  that  does  not  satisfy  the
requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

         (k) "Plan" means the 1995 Non-Employee Directors Stock Option Plan as set forth herein, as amended from time to time.

3.       Shares of Common Stock Subject to the Plan.

         Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to exercise of Options under the Plan is 50,000 shares of Common Stock. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

4.       Administration of the Plan.

         (a) The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.

         (b) All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

5.       Eligibility.

         Only Directors shall be eligible to participate in the Plan. Prior to the termination of the Plan, each Director who is serving in such capacity on the Date of Grant (as hereinafter defined) automatically shall be granted, on the first business day after the date of each annual meeting of shareholders of the Company, commencing with the annual meeting to be held on May 16, 1995, an Option to acquire 500 shares of Common Stock. Each Director upon initial election to the Board automatically shall be granted an Option to acquire 500 shares of Common Stock on the first business day following such Director's election to the Board. Initial election to the Board shall mean election to the Board by the Board or by the Shareholders of the Company, whichever first occurs. The date on which an Option is granted shall be the "Date of Grant" with respect to such Option, except that the Date of Grant for options granted on May 17, 1995, shall not occur until and unless shareholder approval of the Plan is obtained. Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine.

6.       Terms and Conditions of Stock Options.

         (a) The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant.

         (b) An Option granted under the Plan may be exercised immediately. Shares of Common Stock obtained upon the exercise of any Option granted under the Plan may not be sold by persons subject to Section 16 of the Exchange Act until six (6) months after the date the Option was granted.

         (c) Each Option shall expire five (5) years from Date of Grant, except as follows:

         (i) In the event that a Participant ceases to be a Director of the Company for any reason other than the death or Disability of the Participant, the Options granted to such Participant may be exercised by the Participant only within ninety (90) days after the date the Participant ceases to be a Director of the Company (but not more than five (5) years after the Date of Grant).

         (ii) In the event of the death or Disability of a Participant, during the Participant's service as a Director, the Options granted to the Participant shall be exercisable, and such Options shall expire unless exercised within twelve (12) months after the date of the Participant's death or Disability (even though such exercise period extends for more than five (5) years after Date of Grant). In case of death the Option granted to such Participant may be exercised (to the extent that the Participant shall have been entitled to do so at the date of said Participant's death) by a legatee or legatees of the Participant under his or her last will and testament, or by his personal representatives or distributees.

         (d) Upon the exercise of an Option, the exercise price will be payable in full (i) in cash; or, (ii) with the consent of the Committee in its sole discretion, (A) by the assignment and delivery free and clear of all liens and encumbrances to the Company of shares of Common Stock, owned by the holder of the Option for at least six months, with a Fair Market Value on the relevant exercise date equal to the exercise price, (B) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board, or (C) by a combination of any of the above. No payment by an assignment of shares or by irrevocable instructions to a broker or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

7.       Adjustment Provisions.

         (a) Subject to Section 7(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin-off, sale of all or substantially all the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 and Section 5 and
(ii) the number and kind of shares or other securities subject to, and the purchase price in, then-outstanding Options.

         (b) Adjustments under Section 7(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

8.       General Provisions.

         (a) Nothing in the Plan or in any instrument pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant in accordance with the By-Laws.

         (b) No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

         (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         (d) Except as provided in (e) below, no Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge or charge of any nature except (i) with the written consent of the Committee, (ii) a transfer or assignment in favor of the Company, and (iii) under such rules and regulations as the Committee may establish pursuant to the terms of the Plan.

         (e) No Option and no right under the Plan, contingent or otherwise, will be transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation of a beneficiary by a Participant does not constitute a transfer.

9.       Amendment and Termination.

         (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject to approval of the shareholders of the Company if and to the extent necessary for the continued applicability of Rule 16b-3 under the Exchange Act.

         (b) No amendment, suspension or termination of the Plan will, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

         (c) Notwithstanding the provisions of Section 9(a), the Board may not amend the provisions of Section 5 or the definition of Director in Section 2 more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

10.      Effective Date of Plan and Duration of Plan.

         This Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote on the subject at the 1996 Annual Meeting of Shareholders of the Company. The Plan shall become null and void, and all grants of Options thereunder null and void, if shareholders of the Company should fail to so approve the Plan. Unless the Plan is previously terminated, the Plan will terminate on July 1, 2005, except with respect to Options then outstanding.